EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Skyworks Solutions, Inc.:
We consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-38832, No. 333-48394 and No. 333-85024) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91524, No. 333-91758, No. 333-100312, No. 333-100313 and No. 333-122333) and Form S-3 (No. 333-92394, No. 333-102157, No. 333-103073 and No. 333-107846) of our reports dated December 14, 2005, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 30, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 annual report on Form 10-K of Skyworks Solutions, Inc.
/s/ KPMG LLP
Boston, Massachusetts
December 14, 2005